EXHIBIT 23.1.2

Exhibit 23.1.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2009, with respect to the balance sheet of ATEL Associates 14, LLC as of May 8, 2009 included in the Registration Statement on Form S-1 and Prospectus of ATEL 14, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ MOSS ADAMS, LLP

San Francisco, California

May 29, 2009